As filed with the Securities and Exchange Commission on December 8, 2017
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-8
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REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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BRAZIL MINERALS, INC.
(Exact name of registrant as specified in its charter)
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Nevada	39-2078861
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Rua Vereador João Alves Praes nº 95-A Olhos D'Água, MG 39398-000, Brazil
(Address of Principal Executive Offices) (Zip Code)

 (213) 590-2500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Brazil Minerals, Inc. 2017 Stock Incentive Plan
 (Full title of the Plan)

Marc Fogassa
Chief Executive Officer
Brazil Minerals, Inc.
Rua Vereador João Alves Praes nº 95-A
Olhos D'Água, MG 39398-000, Brazil
 (213) 590-2500
 (Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or, an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company", and "emerging growth company", in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering	Amount of Registration
Securities to be Registered	Registered(1)	Per Share	Price	Fee

Common Stock, par value $0.001 per share (1)(2)(3)	25,000,000	$0.005	$125,000.00	$15.57

(1)
These shares may be issued pursuant to the Brazil Minerals, Inc. 2017 Stock Incentive Plan (the "Plan") and pursuant to stock options authorized by our Board of Directors and issued to certain of our officers, directors, employees, and consultants pursuant to the Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and in order to prevent dilution, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of a stock split, stock dividend, recapitalization or similar transaction involving the registrant's common stock.

(2)
These shares are reserved for future award grants under the Plan and the proposed maximum offering price per share is the average of the high and low prices of the Registrant's common stock as reported on otcmarkets.com within 5 business days prior to December 8, 2017 in accordance with Rule 457(h) and (c).

(3)
Any shares of Common Stock covered by an award granted under the Plan that is forfeited, canceled or expires (whether voluntarily or involuntarily) will be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock that may be issued under the Plan.

EXPLANATORY NOTES
This Registration Statement is being filed to register the issuance of up to a total of 25,000,000 shares of common stock of Brazil Minerals, Inc., par value $0.001 per share, to certain of our eligible employees, consultants and non-employee directors as restricted stock, performance shares and other stock-based awards or upon the subsequent exercise of any stock options granted under the Plan.

This Registration Statement includes a reoffer prospectus and contains the Form S-3 information required by General Instruction C.1 for Form S-8.  The Reoffer Prospectus may be utilized for reofferings and resales of an aggregate of 5,000,000 shares of Common Stock acquired by a selling stockholder pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information

The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act") as of the date of this Registration Statement. Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.    Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the offering are available without charge by contacting:

Marc Fogassa
Chief Executive Officer
Brazil Minerals, Inc.
Rua Vereador João Alves Praes nº 95-A
Olhos D'Água, MG 39398-000, Brazil
(213) 590-2500

PROSPECTUS
5,000,000 SHARES
BRAZIL MINERALS, INC. COMMON STOCK ($0.001 PAR VALUE)

This prospectus relates to the reoffer and resale by Marc Fogassa, our Chief Executive Officer and Chairman of the Board (the "Selling Stockholder") of 5,000,000 shares of our Common Stock, par value $0.001 per share ("Common Stock"), that may be issued by us upon exercise of options issued to the Selling Stockholder pursuant to the Brazil Minerals, Inc. 2017 Stock Incentive Plan (the "Plan").  The shares are being reoffered and resold for the account of the Selling Stockholder and we will not receive any of the proceeds from the resale of the shares.

The Selling Stockholder has advised us that the resale of his shares may be effected from time to time in one or more transactions on the OTC Bulletin Board, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution." We will bear all expenses in connection with the preparation of this prospectus.

Our Common Stock is traded on the OTCPink. On December 7, 2017, the closing price for our Common Stock, as reported by otcmarkets.com, was $0.0045.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

THE DATE OF THIS PROSPECTUS IS DECEMBER 8, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the "Commission") and therefore omits certain information in such registration statement. We have also filed exhibits with the registration statement that are not included in this prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any document. You can inspect a copy of the registration statement and its exhibits, without charge, at the Commission's public reference room, and can copy such material upon paying the Commission's prescribed rates.

You should rely only on the information and representations provided or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different information. The Selling Stockholder will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

You should read the entire prospectus carefully, including the section entitled "Risk Factors" and our consolidated financial statements and the related notes.

Unless the context otherwise requires, all references to "we," "us," "our," or the "Company" in this prospectus refer to Brazil Minerals, Inc., a Nevada corporation.

THE COMPANY

Brazil Minerals, Inc. ("Brazil Minerals", the "Company", "we", "us", or "our"), together with its subsidiaries, is engaged in the business of acquiring controlling positions or significant positions with oversight roles in companies in Brazil in the minerals area or in industries related to minerals. We consolidate the results of our controlled subsidiaries.

From 2013 to today, we have been taking shape as a holding company. As of December 1, 2017, we materially owned the following stakes:

a)	100% of BMIX Participações Ltda ("BMIXP");
b)	100% of Mineração Duas Barras Ltda ("MDB");
c)	50% of RST Recursos Minerais Ltda. ("RST");
d)	100% of Hercules Resources Corporation ("HRC");
e)	58% of Jupiter Gold Corporation ("JGC").

Emerging Growth Company Status

We may be deemed to be an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. As long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual nonbinding advisory vote on executive compensation and seeking nonbinding stockholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an "emerging growth company."

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We will remain an "emerging growth company" for up to five years, although we would cease to be an "emerging growth company" prior to such time if we have more than $1 billion in annual revenue, more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion of non-convertible debt over a three-year period.

Markets

Rough Diamonds

The market for our rough diamonds is potentially global as we have attracted interest from foreign buyers. To date we have sold our rough diamonds only in Brazil and to Brazilian institutional buyers that represent merchants from other countries. We have the necessary Siscomex export license obtained from the Brazilian regulatory agency and therefore we can export rough diamonds in the future. The export process for rough diamonds involves obtaining the Kimberly certification on each rough diamond set being exported. This certificate is obtained in the local office of the Brazilian mining department and attests to the fact that we have all of the necessary licensing and that the diamonds are ethically produced. The Kimberly certification is a United Nations procedure to which Brazil is a signatory member; it seeks to eliminate from the global market the so-called "blood diamonds," mined under conditions of duress and without regard for the environment.

The price of our rough diamonds is mostly determined by the overall global market price for diamonds of similar characteristics; the prices are quoted in U.S. dollars per carat. For each lot available, we have had several interested and potential buyers and normally receive multiple bids. On average, approximately 97% of our rough diamonds are of gem quality, whereas 3% are for industrial uses.

Polished Diamonds

The market for our polished diamonds is global. To date we have sold our polished diamonds in Brazil and abroad. The sales in Brazil were made to a large jewelry chain that is in business since 1946 and caters to the medium-high end of the market. The sales of our polished diamonds to buyers from abroad were to high net worth individuals interested in acquisition for asset diversification as well as future use in jewelry pieces. Since we have the necessary export license, the export process is straightforward for polished diamonds.

The price for our polished diamonds is determined in the same method as for any other polished diamond, and thus primarily by the so-called four C's – color, carat weight, clarity, and cut. All of our exported diamonds to date have been certified and graded at the Gemological Institute of America ("GIA"), considered the premier analytical laboratory for diamonds and other gems in the world. The highest grade of color which our polished diamonds have obtained from GIA has been "E", the 2nd highest possible grade (the color scale starts at "D"). The best clarity our polished diamonds have obtained has been "VVS1", the 2nd best clarity possible. Most of our polished diamonds have been graded F-G for color and VVS2-VS2 for clarity. Their weights as polished gems have been approximately between 0.4 and 2.0 carats. The Rapaport valuation of our polished diamonds graded at GIA has been approximately $3,250 per carat. Rapaport is a premier diamond service provider that publishes well-known, periodic pricing valuations for diamonds based on the four C's, as described above. The prices for our diamonds are quoted in U.S. dollars.

Gold

The market for our gold is local as there is normally demand from multiple Brazilian buyers. The price of our 96%-purity gold bars is determined by the London price for gold on the day of sale. The prices for our gold are quoted in U.S. dollars, and paid in Brazilian reais, the local currency.

Sand

The market for our sand is local, driven by demands of residential and commercial construction. There are a large number of local buyers for our sand. Our sand was analyzed at a top analytical laboratory in Brazil and found to have high silica levels and low organic matter, both characteristics of high quality sand. We price our sand based on whether it is retrieved by the buyer directly in our sand mine versus being delivered by us, and the size of the trucks used, which determines the volume purchased. The prices for our sand are quoted in Brazilian reais.

Demand

When we have diamonds and gold for sale, demand for our products has been robust. We are constrained by logistical issues (e.g., waiting for permits from the mining department to begin mining), equipment malfunction (e.g., waiting for repair of excavator, tractor, etc.), and at times, working capital. There is no observed lack of demand for any of our diamonds and gold.

Overall, there has been an increase in the global demand for rough and polished diamonds, primarily driven by the improvement in the U.S. economy and continued repressed demand from emerging markets such as China and India. Gold has strong continued demand for both jewelry and as an alternative asset.

Demand for our sand and mortar has decreased during the Brazilian recessionary period lasting from 2014 through 2016, in which the economy declined almost 10%. Sand and mortar demand is directly correlated to construction demand and heavily influenced by the Brazilian economic cycle.

Distribution

We have not had material issues or bottlenecks with distribution of our products.

Competition

Diamonds, gold, and sand production are difficult fields to penetrate due to limited availability of new resource areas, and heavy regulatory and licensing requirements, including long wait times for permitting.

Our competitive position among suppliers of diamonds and gold is particularly strong because both MDB and RST are known companies in the Brazilian diamond trade and have the necessary mining and environmental licenses in place. Therefore, our products are able to be purchased openly and without restrictions since all of the supporting proof of provenance is available and in good order. Other producers that lack rights or licenses do not enjoy our position and can only sell into the "black market," possibly at a substantial discount and facing legal risks.

A secondary reason for our strong competitive position is that the diamonds from the Jequitinhonha River valley are known in Brazil and in global diamond centers to be of high quality. Since our sources of diamonds are secondary valley deposits, it is presumed that the primary kimberlitic source of such diamonds suffered erosion by the river for millions of years. In this lengthy process, over millions of years, smaller, but well proportioned, "hardy" gems resulted. These rough diamonds are easily cut and polished, and yield attractive polished diamonds. We do not treat any of our polished diamonds with laser or other methods.

We have very little competition from other sand providers as simply there are no licensed sand mines in a large radius around our location.

We do face competition with respect to mortar. In the local market in which we operate, one finds a few local mortar brands, with high name recognition, and low cost.

Seasonality

Our ability to mine for diamonds, gold and sand is highly seasonal. The rainy season normally lasts from December through April. We therefore expect that during these months our revenues will be substantially lower than during other periods.

Raw Materials

We do not have material dependence on any raw material or raw material supplier. The raw materials needed are available from numerous suppliers and at market-driven prices.

Government Regulation

The Brazilian mining industry is highly regulated. We spend a considerable amount of time preparing filings requested by the mining and the environmental regulatory agencies. Review of fillings by these agencies is deliberate and may take months or years. We comply with Brazilian federal, state, and municipal regulations. There is no governmental control of the selling of our diamonds (whether rough or polished), gold, sand, and mortar.

Mining Regulation and Compliance

Mining regulation in Brazil is carried out by the mining department, a federal entity. Each state in Brazil has a state-level office of this federal entity. For each mineral right that we own, we file any paperwork related to it in the office of the mining department in the state in which such mineral right is located. Fillings are mostly paper-based.

We follow the status of our various mineral rights by frequent monitoring of the mining department's online "Cadastro Mineiro" and by periodically securing physical access to paper-based documentation held at the state-level office of the mining department, and for which an appointment and power of attorney is necessary. We maintain a good relationship with the mining department and believe that our methods of monitoring are adequate for our current needs.

The mining department normally inspects our operations once a year via an unannounced visit which is their standard practice.  We estimate that it costs $25,000 annually to currently maintain compliance with various mining regulations.

Environmental Regulation and Compliance

Environmental regulation in Brazil is carried out by a state-level agency, which may have multiple offices, one for each region of the state. For each mineral right that we own, we file any paperwork related to it in the local office of the environmental agency that has the applicable geographical jurisdiction. Fillings are mostly paper-based.

We follow the status of any processes with the environmental agency by periodic visitation to such office. We maintain a good relationship with the offices of the environmental agency and believe that our methods of monitoring are adequate for our current needs.

The environmental agency normally inspects our operations once every one or two years which is standard practice for companies in good standing. We believe that we properly comply with the environmental laws in our applicable jurisdictions. We estimate that it costs $25,000 annually to currently maintain compliance with various environmental regulations.

Surface disturbance from open pit mining at MDB is incompliance with its mining plan. Furthermore, MDB regularly recuperates areas that have been exploited. The current environmental regulations state that after all mining has ceased at MDB (however long that may take), there would still be five years of available time for any necessary recuperation to be performed. The separation process for diamonds and gold at MDB does not use any cyanide or mercury. Tests are conducted regularly and there are no records of groundwater contamination.

Export Regulation

The export of rough diamonds from Brazil complies with the United Nations Kimberley Process certification system of which Brazil is a signatory country. This system was implemented by a large number of member countries of the United Nations to marginalize and prevent entrance to the diamond marketplace of those gems produced in areas where human exploitation and other specific illicit activities exist. To our knowledge, Brazil was never a jurisdiction that had any issues of these types.

Two of our subsidiaries have been granted export licenses, and therefore we can export either rough or polished diamonds. Gold is heavy and is best sold locally, since its price is essentially the same as abroad. There is no cost to maintain the export license active.

Employees and Independent Contractors

As of December 1, 2017, we had 6 full-time employees, and 2 part-time persons who are independent contractors. We also periodically retain consultants to provide specific services deemed necessary. We consider our employee relations to be very good.

Form and Year of Organization & History to Date

We were incorporated in the State of Nevada on December 15, 2011. From inception until December 2012, we were focused in the software business, which generated minimal revenues and was discontinued when the current management team and business focus began. We changed name to Brazil Minerals, Inc. in December 2012 to reflect the new business focus.

Available Information

We maintain a website at www.brazil-minerals.com. We intend to make available free of charge, through the Public Filings section of the Investors tab on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on our website is not, and shall not be deemed to be, a part hereof or incorporated into this or any of our other filings with the SEC.

Our SEC filings are available from the SEC's internet website at www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically. These reports, proxy statements and other information may also be inspected and copied at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk.  The risk factors listed below are those that we consider to be material to an investment in our Common Stock and those which, if realized, could have material adverse effects on our business, financial condition or results of operations as specifically discussed below.  In such an event, the trading price of our Common Stock could decline, and you could lose all or part of your investment.  Before you invest in our Common Stock, you should be aware of various risks, including those described below.  You should carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus, before you decide whether to purchase our Common Stock.  This section includes or refers to certain forward-looking statements.  You should refer to the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this document.

Risks Related to Our Operations

We have a limited operating history.

Our current business model and management team has been in place only since December 2012. Our limited operating history makes it difficult to evaluate our business or prospective operations. As a developing company, we are subject to the risks inherent in a young business. Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a highly-regulated business area such as mining, which also can require large amounts of capital until revenues are materialized. Our business is dependent upon the implementation of our business plan. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

Our ability to execute our business plan depends primarily on the continuation of a favorable mining environment in Brazil.

Mining operations in Brazil are heavily regulated. Any significant change in mining legislation or other changes in Brazil's current mining environment may slow down or alter our business prospects.

We do not have any reserves compliant with SEC Industry Guide 7.

Vaaldiam, a Canadian company which previously owned several of the properties now owned by us, performed geological studies in a subset of mineral rights areas from such companies leading to the publication of an NI 43-101 technical report in 2007, with an update in 2008, as required by the rules of the Canadian securities administrator. These NI 43-101 technical reports differ from the standards generally permitted in reports filed with the SEC. Therefore, investors should be aware that we have no "reserves" as strictly defined by SEC Industry Guide 7 since we have not performed any studies that follow the SEC Industry Guide 7, and that some or all of our mineralized material may never be confirmed or converted into SEC Industry Guide 7 compliant "reserves."

We may be unable to find sources of funding if and when needed, resulting in the failure of our business.

We still need additional equity or debt financing beyond our existing cash flow to operate. This additional financing may not become available and, if available, may not be available on terms that are acceptable to us. If we do obtain acceptable funding, the terms and conditions of receiving such capital would likely result in further dilution. If we are not successful in raising capital or sufficient capital, we will have to modify our business plans and substantially reduce or eliminate operations, or as an extreme measure seek reorganization. In these events, you could lose a substantial part or all of your investment.

Our quarterly and annual operating and financial results and our revenue are likely to fluctuate significantly in future periods.

Our quarterly and annual operating and financial results are difficult to predict and may fluctuate significantly from period to period. Our revenues, expenses, net income or loss, and results of operations may fluctuate as a result of a variety of factors that are outside our control including, but not limited to, regulatory or licensing delays, lack of sufficient working capital, equipment malfunction and breakdowns, inability to timely find spare machines or parts to fix the broken equipment, and severe weather phenomena.

We do not intend to pay regular future dividends on our common stock and thus stockholders must look to appreciation of our common stock to realize a gain on their investments.

We have never paid a dividend and we do not have any plans to pay dividends in the foreseeable future. Our future dividend policy is within the discretion of our Board of Directors and will depend upon various factors, including future earnings, if any, our capital requirements and general financial condition. Accordingly, stockholders must look solely to appreciation of our common stock to realize a gain on their investment. This appreciation may not occur, or may occur over a longer timeframe that is less interesting to short-term oriented investors.

We depend upon Marc Fogassa, our Chief Executive Officer and Chairman.

Our success is largely dependent upon the personal efforts of Marc Fogassa. Currently he is our only management team member that is fluent and fully conversant in both Portuguese, the language of Brazil, and English. The loss of the services of Mr. Fogassa would have a material adverse effect on our business and prospects. We maintain key-man life insurance on the life of Mr. Fogassa.

Risks Related to Our Capital Stock

Our Series A Preferred Stock has the effect of concentrating voting control over us in Marc Fogassa, our Chairman and Chief Executive Officer.

One share of our Series A Preferred Stock is issued, outstanding and held by Marc Fogassa, our Chairman and Chief Executive Officer. The Certificate of Designations, Preferences and Rights of our Series A Convertible Preferred provides that for so long as Series A Preferred Stock is issued and outstanding, the holders of Series A Preferred Stock shall vote together as a single class with the holders of our Common Stock, with the holders of Series A Preferred Stock being entitled to 51% of the total votes on all matters regardless of the actual number of shares of Series A Preferred Stock then outstanding, and the holders of Common Stock and any other class or series of capital stock entitled to vote with the Common Stock being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power.

Our stock price may be volatile.

The market price of our Common Stock has been and is likely to continue to be volatile and could fluctuate in price in response to various factors, many of which are beyond our control, including the following:

•	our ability to grow and/or maintain revenue;
•	our ability to achieve profitability;
•	our ability to raise capital when needed;
•	our sales of our common stock;
•	our ability to execute our business plan;
•	our ability to acquire additional mineral properties;
•	legislative, regulatory, and competitive developments;
•	economic and other external factors; and
•	existence of convertible debt, which may at times convert to common stock for sale

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Because our common stock trades on the over-the-counter (OTC) market, you may not be able to buy and sell our common stock at optimum prices and you may face liquidity issues.

The trading of our stock on the OTC imposes, among others, the following risks:

•	Availability of quotes and order information
•	Liquidity risks
•	Dealer's spreads

Our convertible debt securities outstanding may adversely affect the market price for our common stock.

To the extent that any remaining convertible debt securities are converted into our common stock, the existing stockholder percentage ownership will be diluted and any sales in the public market of the common stock underlying such options may adversely affect prevailing market prices for our common stock. A similar situation occurs if our outstanding options are exercised.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock that would dilute your ownership.

We may largely finance our operations by issuing equity securities, or debt securities convertible into equity securities, which would materially reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences, and privileges senior to those of our existing common stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our stock, and in any event may have a dilutive impact on ownership interest of existing common stockholders, which could cause the market price of stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our common shares. The holders of any debt securities or instruments we may issue could have rights superior to the rights of our common stockholders.

Our common stock is currently defined as "penny stock" and the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

Our common stock is defined as a "penny stock" under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and rules of the SEC.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the SEC.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect a stockholder's ability to resell any of our shares in the public markets.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 000-55191). You may read and copy these reports and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at l-800-SEC-0330. Copies may be obtained from the SEC by paying the required fees. The SEC maintains an internet website that contains all our electronic filings and the filings of other issuers that file electronically with the SEC. The SEC's website is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus information we file with them, which means that we can disclose important information to you by referring to documents we have previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, we incorporate by reference the documents listed below and any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), until we terminate this offering:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on June 5, 2016;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Commission on June 19, 2017;
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the Commission on August 14, 2017;
•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the Commission on November 24, 2017; and
•	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referenced above

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will provide at no cost to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus, but not delivered with the prospectus, excluding the exhibits to such filings that we have not specifically incorporated by reference in such filings. You should direct such requests to us at Brazil Minerals, Inc., Rua Vereador João Alves Praes nº 95-A, Olhos D'Água, MG 39398-000, Brazil, Attention: Marc Fogassa, Chief Executive Officer, telephone number (213) 590-2500.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements that are statements that include information based upon beliefs of our management, as well as assumptions made by and information available to our management. Statements containing terms such as "believes," "expects," "anticipates," "intends" or similar words are intended to identify forward-looking statements.

Our management, based upon assumptions they consider reasonable, has compiled these forward-looking statements. Such statements reflect our current views with respect to future events. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include: unprofitable efforts resulting not only from the failure to discover mineral deposits but also from finding mineral deposits that, though present, are insufficient in quantity and quality to return a profit from production; market fluctuations; government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection; competition; the loss of services of key personnel; unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of infrastructure as well as general economic conditions.

These statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements in certain sections of this prospectus, including under "Risk Factors." You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in this prospectus, the materials referred to in this prospectus or the materials incorporated by reference into this prospectus.

You are cautioned that no forward-looking statement is a guarantee of future performance and you should not place undue reliance on any forward-looking statement. Such statements speak only as of the date of this prospectus and we are not undertaking any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

The shares of Common Stock offered by this prospectus are being registered for the account of the Selling Stockholder identified in this prospectus (See "Selling Stockholder").  All net proceeds from the sale of Common Stock will go to such stockholder.  We will not receive any part of the proceeds from such sales.

SELLING STOCKHOLDER

This prospectus relates to the reoffer and resale of shares of Common Stock that may be issued to the Selling Stockholder.  The following table sets forth (i) the number of shares of Common Stock beneficially owned by the Selling Stockholder as of the date of this prospectus, (ii) the number of shares to be offered for resale by the Selling Stockholder (i.e., the total number of shares underlying options held by the Selling Stockholder irrespective of whether such options are presently exercisable or exercisable within sixty days of the date of this prospectus), and (iii) the number and percentage of shares of our Common Stock to be held by the Selling Stockholder after completion of the offering.   The Selling Stockholder is a director and officer of the Company.

Except as otherwise indicated, the address for the beneficial owner is c/o Brazil Minerals, Inc., Rua Vereador João Alves Praes nº 95-A, Olhos D'Água, MG 39398-000, Brazil.

Unless otherwise indicated, we believe that the person named in the below table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by him. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options, warrants or convertible securities.

NAME	NUMBER OF SHARES BENEFICIALLY OWNED PRIOR TO OFFERING	NUMBER OF SHARES BEING OFFERED	NUMBER OF SHARES OF BENEFICIALLY OWNED AFTER OFFERING	PERCENTAGE OUTSTANDING COMMON STOCK AFTER OFFERING

Marc Fogassa	36,796,068 (1)	5,000,000	31,796,068 (1)	24.7%

(1)
Includes 33,917,627 shares of our common stock which are obtainable through conversion of notes within 60 days for unpaid wages and other contractual obligations, 195,336 shares of common stock owned by Sainte Valiere, LLC ("SV"), and options owned by SV to purchase 160 shares of our common stock at $500.00 per share, which expire on December 31, 2017.

PLAN OF DISTRIBUTION

This offering is self-underwritten.  Neither we nor the Selling Stockholder have employed an underwriter for the sale of Common Stock by the Selling Stockholder.  We will bear all expenses in connection with the preparation of this prospectus.  The Selling Stockholder will bear all expenses associated with the sale of his Common Stock.  There can be no assurance that the Selling Stockholder will sell any or all of the shares of Common Stock offered by him under this prospectus or otherwise.

At the time the Selling Stockholder makes an offer to sell shares, to the extent required by the Securities Act of 1933, as amended (the "Securities Act"), a prospectus will be delivered.  If a supplemental prospectus is required, one will be delivered setting forth the number of shares being offered and the terms of the offering.

The Selling Stockholder may offer his shares of Common Stock directly or through pledgees, donees, transferees or other successors-in-interest in one or more of the following transactions:

•	ordinary brokerage transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	and any other method permitted pursuant to applicable law.

The Selling Stockholder may offer his shares of Common Stock at any of the following prices:

•	fixed prices that may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; and at negotiated prices.

The Selling Stockholder may effect transactions by selling shares to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholder and/or the purchasers of shares of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Any broker-dealer acquiring Common Stock from the Selling Stockholder may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers.  Any such sales may be at prices then prevailing on the OTC Bulletin Board or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods.  The Selling Stockholder and any broker-dealers that act in connection with the sale of the Common Stock hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act; any commission received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.  Any such commissions, as well as other expenses incurred by the Selling Stockholder and applicable transfer taxes, are payable by the Selling Stockholder. The Selling Stockholder reserve the right to accept, and together with any agent of the Selling Stockholder, to reject in whole or in part any proposed purchase of the shares of Common Stock.  The Selling Stockholder will pay any sales commissions or other seller's compensation applicable to such transactions.

We have not registered or qualified offers and sales of shares of the Common Stock under the laws of any country other than the United States.  To comply with certain states' securities laws, if applicable, the Selling Stockholder will offer and sell their shares of Common Stock in such jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states the Selling Stockholder may not offer or sell shares of Common Stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

The Selling Stockholder with respect to any purchase or sale of shares of Common Stock are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  In general, Rule 102 under Regulation M prohibits any person connected with a distribution of securities (the "Distribution") from bidding for, purchasing, or attempting to induce any person to bid for or purchase for any account in which he or she has a beneficial interest, any of such securities or any right to purchase such securities, for a period beginning one or more business days before and ending one day after completion of his or her participation in the Distribution (we refer to that time period as the "Distribution Period").

During the Distribution Period, Rule 104 under Regulation M prohibits the Selling Stockholder and any other persons engaged in the Distribution from engaging in any stabilizing bid or purchasing of our Common Stock, except for the purpose of preventing or retarding a decline in the open market price of our Common Stock.  No such person may effect any stabilizing transaction to facilitate any offering at the market.  Inasmuch as the selling shareholders will be reoffering and reselling our Common Stock at the market, Rule 104 prohibits them from effecting any stabilizing transaction in contravention of Rule 104 with respect of our Common Stock.

Any shares of Common Stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.  There can be no assurance that the Selling Stockholder will sell any or all of the shares offered by them hereunder or otherwise.  To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholder and any underwriter, broker, dealer, agent or other person regarding the sale of Common Stock by the Selling Stockholder.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby have been passed upon for us by Jay Weil, Esq., 27 Viewpoint Road, Wayne, New Jersey 07470.

EXPERTS

Our financial statements as of December 31, 2015 and as of the December 31, 2016 have been audited by BF Borgers CPA PC, independent registered public accounting firm.  Those financial statements are incorporated by reference in this prospectus in reliance upon that report given on the authority of BF Borgers CPA PC as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide our directors with protection for breaches of their fiduciary duties to us and our shareholders.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC's opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person of the Company in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on June 5, 2016;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Commission on June 19, 2017;
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the Commission on August 14, 2017;
•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the Commission on November 24, 2017; and

•	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referenced above

Item 4. Description of Securities.

General

Our authorized capital stock consists of 250,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our Articles of Incorporation, as amended, and Bylaws.

Common Stock

Holders of shares of our Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Except if a greater plurality is required by the express requirements of law or the Company's Articles of Incorporation, as amended, the affirmative vote of a majority of the shares of voting stock represented at a meeting of stockholders at which there shall be a quorum present shall be required to authorize all matters to be voted upon by the stockholders of the Company. According to our charter documents, holders of our Common Stock do not have preemptive rights and are not entitled to cumulative voting rights. There are no conversion or redemption rights or sinking funds provided for our common stockholders. Shares of our Common Stock share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available for distribution as dividends. In the event of a liquidation, dissolution or winding up of the Company, the holders of our Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and distributions to holders of preferred stock with preferential rights to distributions. All of the outstanding shares of our Common Stock are fully paid and non-assessable.

Preferred Stock

One share of a Series A Convertible Preferred Stock, par value $0.001 per share ("Series A Preferred") has been issued and is outstanding. The holders of the Series A Preferred Stock shall not be entitled to dividends, except that in the event that a dividend is declared on the Company's Common Stock, the holders of the Series A Preferred shall receive the dividends that would be payable if all then outstanding shares were converted into Common Stock immediately prior to the declaration of the dividend.

In the event of the liquidation, dissolution or winding up of the Company, the holder of Series A Preferred shall not be entitled to a liquidation preference over the holders of the Common Stock, but the holder of the Series A Preferred shall share pro rata with the holders of Common Stock, as if all then outstanding shares of Series A Preferred were converted into Common Stock, in any assets of the Company available therefor after the payment of all sums to which the holders of other classes of outstanding Preferred Stock, if any, having a preference over the Series A Preferred, are entitled.

For so long as Series A Preferred is issued and outstanding, the holder of Series A Preferred shall vote together as a single class with the holders of the Company's Common Stock, and the holders of any other class or series of shares entitled to vote with the Common Stock, with the holders of Series A Preferred being entitled to 51% of the total votes on all such matters, and the holders of Common Stock and any other shares entitled to vote being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power.

At any time, the share of Series A Preferred Stock shall be convertible into one share of Common Stock.

Transfer Agent and Registrar

The registrar and transfer agent for the Company's common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598 and its main telephone number is 212-828-8436.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Jay Weil, Esq., 27 Viewpoint Road, Wayne, New Jersey 07470.

Item 6.  Indemnification of Directors and Officers

The Nevada Revised Statutes ("NRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our Bylaws provide that no officer or director shall be personally liable for any obligations of the Company or for any duties or obligations arising out of any acts or conduct of said officer or director performed for or on behalf of the Company and that the Company indemnifies and hold harmless each person and their heirs and administrators who shall serve at any time as a director or officer of the Company from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of their having been a director or officer of the Company, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him as such director or officer, and that the Company shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the Nevada Revised Statutes; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own negligence or willful misconduct.

In December 2015 the Board of Directors of the Company amended the Bylaws of the Company by adding an Article XIII reading as follows: "In the event that (a) any current or prior stockholder of the Company or anyone on their behalf ("Claiming Party") initiates or asserts any claim or counterclaim ("Claim") or joins, offers assistance to, or has a direct interest in any Claim against the Company and/or any of its stockholders, officers, or directors (together, the Company and/or any of its stockholders, officers, or directors are henceforth called "Receiving Parties"), including any Claim purportedly filed on behalf of the Company or any stockholder, whether direct or derivative, in any jurisdiction, and (b) the Claiming Party (or the third party that received assistance from the Claiming Party or in whose Claim the Claiming Party had a direct interest) does not obtain a favorable judgment on the merits of its Claim, with such determination made by the Company, then each Claiming Party shall be obligated jointly and severally to reimburse the Receiving Parties for all fees, costs and expenses of every kind and description (including, but not limited to, all attorneys' fees)  that the Receiving Parties  may incur in connection with such Claim."

In November 2017, the Board of the Directors of the Company amended Article III, Section 7 of the Bylaws of the Corporation be amended to clarify that all vacancies in the Board of Directors, other than a vacancy created by a removal of a director without cause, may be filled by the vote of the remaining directors, even if less than a quorum.

At present, there is no pending litigation or proceeding involving a director, officer or employee regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

The indemnification provisions in our By-laws may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits

A list of exhibits is set forth on the Exhibit Index that immediately precedes the exhibits and which is incorporated by reference herein.

Item 9.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering price may be reflected in the form of prospectus filed with the Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered by this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

[Remainder of page intentionally blank.]

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, on December 8, 2017.

BRAZIL MINERALS, INC. (Registrant)

By:	/s/ Marc Fogassa
Marc Fogassa
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Title	Date

/s/ Marc Fogassa	December 8, 2017
Marc Fogassa
Chief Executive Officer, Chief Financial Officer and Director
(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Roger Noriega	December 8, 2017
Roger Noriega
Director

INDEX TO EXHIBITS

Exhibit Number	Description of Document

4.1	Brazil Minerals, Inc. 2017 Stock Incentive Plan. *

5.1	Opinion of Jay Weil, Esq, regarding legality.*

23.2	Consent of BF Borgers CPA PC.*

* Filed herewith.